Rocket Companies Announces Second Quarter 2025 Results

•Generated Q2'25 total revenue, net of $1.36 billion and adjusted revenue of $1.34 billion. Adjusted revenue came in above the high end of our guidance range
•Reported Q2'25 GAAP net income of $34 million and adjusted net income of $75 million
•Delivered Q2'25 adjusted EBITDA of $172 million

DETROIT, July 31, 2025 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate, title and personal finance businesses, today announced results for the second quarter ended June 30, 2025.

“Rocket delivered a standout second quarter, exceeding the high end of guidance with $1.34 billion in adjusted revenue and delivering adjusted diluted EPS of $0.04," said Varun Krishna, CEO and Director of Rocket Companies. "Successfully closing the Redfin transaction marks a proud milestone in our legacy. We’re already seeing early signs of what’s possible with Rocket and Redfin together: our purchase funnel is expanding, conversion rates are rising, and Redfin clients are beginning to close with Rocket.”

Second Quarter 2025 Financial Summary 1

($ in millions, except per share amounts)

	Q2-25	Q2-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Total revenue, net	$1,360	$1,301	$2,398	$2,684
Total expenses	$1,336	$1,109	$2,596	$2,194
GAAP net income (loss)	$34	$178	$(178)	$469

Adjusted revenue	$1,340	$1,228	$2,637	$2,391
Adjusted net income	$75	$121	$155	$205
Adjusted EBITDA	$172	$225	$341	$399

GAAP diluted (loss) earnings per share (2)	$(0.01)	$0.01	$(0.08)	$0.13
Adjusted diluted earnings per share	$0.04	$0.06	$0.08	$0.10

($ in millions)

	Q2-25	Q2-24	YTD 25	YTD 24
Select Metrics	(Unaudited)		(Unaudited)
Mortgage closed loan origination volume	$29,056	$24,662	$50,640	$44,867
Gain on sale margin	2.80%	2.99%	2.84%	3.05%
Net rate lock volume	$28,429	$25,050	$54,545	$47,412

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

2 GAAP net income was $34 million, while GAAP net income attributable to Rocket Companies, Inc (after non-controlling interest attribution) was negative. This was due to interest and amortization expense related to the $4.0 billion of senior notes issued by Rocket Companies, Inc. during the quarter which was not attributable to the non-controlling interests, resulting in the $(0.01) of GAAP diluted loss per share.

Second Quarter 2025 Financial Highlights

During the second quarter of 2025:

•Generated total revenue, net of $1.36 billion and GAAP income of $34 million. Generated total adjusted revenue of $1.34 billion and adjusted net income of $75 million.

•Rocket Mortgage generated $28.4 billion in net rate lock volume, a 13% increase compared to the same period of the prior year.

•Rocket Mortgage generated $29.1 billion in closed loan origination volume, an 18% increase compared to the same period of the prior year.

•Gain on sale margin was 2.80%, a decrease of 19 bps compared to the same period of the prior year.

•Total liquidity was $9.1 billion, as of June 30, 2025, which includes $5.1 billion of cash on the balance sheet, $0.9 billion of corporate cash used to self-fund loan originations, $1.1 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.
•Servicing portfolio unpaid principal balance, which includes acquired and subserviced loans, was $609 billion or 2.8 million loans serviced as of June 30, 2025. The portfolio generates approximately $1.6 billion of recurring servicing fee income on an annualized basis.

Company Highlights

•Rocket Mortgage clients can now complete their refinance journey fully digitally, seamlessly navigating every step—from pulling credit and selecting a product and rate to submitting the application, receiving automated approval updates, e-signing, and scheduling the closing. Clients are now able to complete a digital refinance from application to rate lock in under 30 minutes—entirely online and at any time of day, even outside of traditional business hours. We’re continually enhancing this experience, with the goal of making refinancing as simple as pressing a "refi button" on any mortgage we service.

•In June, Rocket Mortgage launched a new feature in its AI-powered banker communication platform, which brings calls, texts, and soon, chats into one unified interface. AI-powered tools help bankers connect more efficiently, with new features surfacing client needs and enabling quicker follow-up. These enhancements have boosted daily refinance client follow-ups by 20%, allowing bankers to serve more clients.
•In Q2, Rocket Mortgage launched an agentic AI tool within the Rocket Logic loan origination system to handle reviewing earnest money deposits (EMD), the funds buyers provide to show commitment in a home purchase. Previously, tracking and validating EMDs involved significant manual work; now, agentic AI verifies documentation and traces funds automatically. This technology processes EMDs for 80% of purchase agreements, saving nearly 20,000 hours annually and allowing clients to progress through the home buying process faster.

•In Q2, Rocket Mortgage introduced several upgrades to support mortgage broker partners. Enhancements include an improved self-serve portal that gives brokers better pipeline visibility and expanded self-service options. These changes have resulted in significant time savings and nearly 20% reduction in outbound outreach. In addition, over 1,000 partners have adopted Rocket's enhanced broker compensation split program, which offers greater pricing flexibility and allows brokers to tailor compensation structures to fit the needs of their business.

•In June, Rocket Mortgage launched a bridge loan product, giving homebuyers the financial flexibility to purchase their next primary residence before selling their current one. By removing the hurdle of contingent offers, this product helps clients compete more effectively in today’s market.

•In July, Rocket Mortgage was named #1 in client satisfaction for mortgage servicing by J.D. Power for the 11th time, based on feedback from nearly 16,000 homeowners. Rocket Mortgage led in overall satisfaction, ease of doing business, client care, and digital experience, supported by AI tools that streamline service and improve results. This recognition highlights Rocket's continued leadership in client service and its commitment to creating a seamless homeownership experience.

•In June, Rocket Companies held its largest hackathon to date. Over a 24-hour period, 166 participants across the company worked on 38 projects to create transformative homeownership technology solutions. Projects in the event showcased cutting-edge technology, including AI models from Google, OpenAI, and Anthropic, advanced vector databases and search technologies, cross-platform mobile and web development frameworks, Model Context Protocol (MCP), and secure cloud infrastructure.

•On July 1, Rocket Mortgage introduced Rocket Preferred Pricing, a new program to make homeownership more affordable. Clients who finance their home with Rocket Mortgage and either purchase a home listed by a Redfin agent or work with a Redfin agent are eligible for a one percentage point reduction in their interest rate for the first year of their loan, or a lender credit at closing of up to $6,000.

•On July 1, the Company completed an all-stock acquisition of Redfin Corporation. Under the agreement, each Redfin share was exchanged for 0.7926 shares of Rocket Companies Class A common stock, increasing Rocket's Class A float to 12%. Founded in 2004, Redfin is one of the most recognized real estate brands in the U.S., drawing 50 million monthly active visitors, featuring over 1 million for-sale and rental listings, and is supported by a tech-enabled brokerage of more than 2,200 lead agents.

•Rocket Companies took steps to streamline operations and narrow strategic focus. In the second quarter, the Company shut down Rocket Mortgage Canada operations. In July, the Company initiated the wind-down of the Rocket Visa Signature card credit card program.

•On June 20, the Company issued $2.0 billion of 6.125% senior notes due 2030 and $2.0 billion of 6.375% senior notes due 2033. Rocket intends to use the proceeds from the debt offering, on the closing date for the Mr. Cooper acquisition, to redeem Nationstar Mortgage Holding Inc.'s ("NMH"), a subsidiary of Mr. Cooper, senior notes due 2026, 2027 and 2028, and pay fees and expenses related to the offering and redemption. At the Company's discretion, it may also redeem, purchase and/or amend NMH's senior notes due 2029, 2030, 2031 and 2032, and pay associated expenses, as well as repay secured debt of Rocket and its subsidiaries (including Redfin, Mr. Cooper and their subsidiaries). All actions related to NMH's senior notes are contingent on the closing of the Mr. Cooper transaction, which remains on track in the fourth quarter.

•On June 30, the Company completed the simplification of its capital and organizational structure through the collapse of its "Up-C" structure, providing that each class of common stock will be entitled to one vote per share, and reducing its classes of common stock from four to two (the "Up-C Collapse"). The collapse simplifies Rocket's organizational structure, improves its ability to use its common stock as currency in acquisition transactions and creates a clearer corporate profile.

•Rocket Mortgage held its seventh annual Rocket Classic event from June 26 to 29, 2025 at the Detroit Golf Club. Since 2019, the Rocket Classic has raised over $10 million for local charitable organizations, including over $6 million for its Changing The Course initiative, which helps Detroit residents access high-speed internet, digital devices and digital literacy training.
•On June 28, the Rocket Community Fund and the Detroit Housing Commission announced a new program to provide free high-speed home internet to 450 families in Detroit Housing Commission communities. Supported by an $850,000 investment from Rocket Community Fund and additional funding from Microsoft's Airband Initiative, the project will deliver free internet access for three years, along with community engagement and digital skills training to support residents long-term.

Third Quarter 2025 Outlook 3

In Q3 2025, we expect adjusted revenue between $1.600 billion to $1.750 billion.

This outlook incorporates a full quarter of consolidated financial results from Redfin Corporation.

3 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage digitally and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title and settlement services and appraisal management, complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER 4
($ in millions)

	Q2-25	Q2-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Sold loan volume	$14,118	$13,032	$25,420	$22,081
Sold loan gain on sale margin	4.40%	4.14%	4.51%	4.19%
Total revenue, net	$1,030	$981	$1,788	$2,075
Adjusted revenue	$1,010	$909	$2,027	$1,782
Contribution margin	$367	$375	$774	$718

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships and our mortgage broker partnerships through Rocket Pro. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK 4
($ in millions)

	Q2-25	Q2-24	YTD 25	YTD 24
	(Unaudited)		(Unaudited)
Sold loan volume	$13,411	$11,296	$22,615	$19,064
Sold loan gain on sale margin	0.90%	1.59%	1.10%	1.57%
Total revenue, net	$148	$188	$262	$358
Adjusted revenue	$148	$188	$262	$358
Contribution margin	$83	$126	$140	$241

4 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash was $6.0 billion as of June 30, 2025, which includes $5.1 billion of cash and cash equivalents, and $0.9 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $1.1 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $9.1 billion as of June 30, 2025.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	June 30, 2025	December 31, 2024
	(Unaudited)
Cash and cash equivalents	$5,091	$1,273
Mortgage servicing rights, at fair value	$7,567	$7,633
Funding facilities	$9,482	$6,708
Other financing facilities and debt	$8,068	$4,132
Total equity	$7,449	$9,043

Second Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on July 31, 2025 to discuss its results for the quarter ended June 30, 2025. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$472,375	$413,011	$979,574	$889,440
Fair value of originated MSRs	343,525	345,545	607,952	568,342
Gain on sale of loans, net	815,900	758,556	1,587,526	1,457,782
Loan servicing income
Servicing fee income	401,276	354,677	801,973	700,423
Change in fair value of MSRs	(198,885)	(112,941)	(648,070)	(56,433)
Loan servicing income, net	202,391	241,736	153,903	643,990
Interest income
Interest income	123,502	112,415	215,592	201,395
Interest expense on funding facilities	(90,879)	(81,293)	(154,918)	(132,736)
Interest income, net	32,623	31,122	60,674	68,659
Other income	309,337	269,308	595,412	514,007
Total revenue, net	1,360,251	1,300,722	2,397,515	2,684,438
Expenses
Salaries, commissions and team member benefits	623,459	553,420	1,233,067	1,094,516
General and administrative expenses	287,421	232,952	548,236	469,617
Marketing and advertising expenses	276,050	210,937	551,673	417,233
Depreciation and amortization	27,526	28,009	54,436	55,026
Interest and amortization expense on non-funding debt	57,718	38,364	96,005	76,729
Other expenses	63,815	44,998	112,939	80,905
Total expenses	1,335,989	1,108,680	2,596,356	2,194,026
Income (loss) before income taxes	24,262	192,042	(198,841)	490,412
Benefit from (provision for) income taxes	9,827	(14,117)	20,484	(21,773)
Net income (loss)	34,089	177,925	(178,357)	468,639
Net (income) loss attributable to non-controlling interest	(35,874)	(176,630)	166,189	(451,129)
Net (loss) income attributable to Rocket Companies	$(1,785)	$1,295	$(12,168)	$17,510

(Loss) earnings per share of Participating Common Stock
Basic	$(0.01)	$0.01	$(0.08)	$0.13
Diluted	$(0.01)	$0.01	$(0.08)	$0.13

Weighted average shares outstanding
Basic	171,438,105	139,647,845	159,643,228	138,319,794
Diluted	171,438,105	139,647,845	159,643,228	138,319,794

Condensed Consolidated Balance Sheets
($ In Thousands)

	June 30, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents	$5,090,631	$1,272,853
Restricted cash	22,691	16,468
Mortgage loans held for sale, at fair value	11,168,691	9,020,176
Derivative assets, at fair value	391,770	192,433
Mortgage servicing rights (“MSRs”), at fair value	7,566,632	7,633,371
Notes receivable and due from affiliates	15,281	14,245
Property and equipment, net	193,843	213,848
Deferred tax asset, net	11,407	521,824
Lease right of use assets	259,029	281,770
Loans subject to repurchase right from Ginnie Mae	2,492,015	2,785,146
Goodwill and intangible assets, net	1,221,168	1,227,517
Other assets	1,927,064	1,330,412
Total assets	$30,360,222	$24,510,063
Liabilities and equity
Liabilities:
Funding facilities	$9,481,780	$6,708,186
Other financing facilities and debt:
Senior Notes, net	8,000,225	4,038,926
Early buy out facility	67,532	92,949
Accounts payable	278,245	181,713
Lease liabilities	293,671	319,296
Derivative liabilities, at fair value	163,870	11,209
Investor reserves	98,082	99,998
Notes payable and due to affiliates	2,818	31,280
Tax receivable agreement liability	588,510	581,183
Loans subject to repurchase right from Ginnie Mae	2,492,015	2,785,146
Deferred tax liability	714,673	17,445
Other liabilities	729,873	599,352
Total liabilities	$22,911,294	$15,466,683
Equity
Preferred stock	$—	$—
Class A common stock	1	1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	—	19
Class L common stock	19	—
Additional paid-in capital	7,271,613	389,695
Retained earnings	178,507	312,834
Accumulated other comprehensive loss	(1,212)	(48)
Non-controlling interest	—	8,340,879
Total equity	7,448,928	9,043,380
Total liabilities and equity	$30,360,222	$24,510,063

Summary Segment Results for the Three and Six Months Ended June 30, 2025 and 2024
($ in millions)
(Unaudited)

Three Months Ended June 30, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,030	$148	$1,178	$182	$1,360
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(20)	—	(20)	—	(20)
Adjusted revenue	$1,010	$148	$1,158	$182	$1,340
Less: Directly attributable expenses	643	65	708	114	821
Contribution margin (1)	$367	$83	$451	$68	$519

Three Months Ended June 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$981	$188	$1,169	$132	$1,301
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(73)	—	(73)	—	(73)
Adjusted revenue	$909	$188	$1,097	$132	$1,228
Less: Directly attributable expenses	534	62	596	89	684
Contribution margin (1)	$375	$126	$501	$43	$544

Six Months Ended June 30, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,788	$262	$2,050	$347	$2,398
Change in fair value of MSRs due to valuation assumptions (net of hedges)	239	—	239	—	239
Adjusted revenue	$2,027	$262	$2,289	$347	$2,637
Less: Directly attributable expenses	1,253	122	1,375	239	1,614
Contribution margin (1)	$774	$140	$914	$108	$1,023

Six Months Ended June 30, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$2,075	$358	$2,433	$251	$2,684
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(293)	—	(293)	—	(293)
Adjusted revenue	$1,782	$358	$2,140	$251	$2,391
Less: Directly attributable expenses	1,064	117	1,181	178	1,359
Contribution margin (1)	$718	$241	$959	$73	$1,032

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services).

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Total revenue, net	$1,360	$1,301	$2,398	$2,684
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	(20)	(73)	239	(293)
Adjusted revenue	$1,340	$1,228	$2,637	$2,391

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income Reconciliation
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net (loss) income attributable to Rocket Companies	$(2)	$1	$(12)	$18
Net income (loss) impact from pro forma conversion of Class D common shares to Class A common shares (1)	36	177	(166)	452
Adjustment to the (provision for) benefit from income tax (2)	(15)	(33)	29	(98)
Tax-effected net income (loss) (2)	19	145	(150)	371
Share-based compensation expense	52	39	92	70
Change in fair value of MSRs due to valuation assumptions (net of hedges) (3)	(20)	(73)	239	(293)
Acquisition-related expenses (4)	35	—	63	—
Change in Tax receivable agreement liability (5)	8	—	8	—
Tax impact of adjustments (6)	(20)	8	(99)	54
Other tax adjustments (7)	1	1	2	2
Adjusted net income	$75	$121	$155	$205

(1)    Reflects net income (loss) to Class A common shares from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders during the periods ended June 30, 2025 and 2024. Class D common shares were exchanged and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the (provision for) benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the income (loss) before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (benefit from) provision for income taxes. The effective income tax rate was 21.39% and 24.40% for the three months ended June 30, 2025 and 2024, respectively. The effective income tax rate was 24.68% and 24.40% for the six months ended June 30, 2025 and 2024, respectively.

(3)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(4)    Includes non-recurring expenses related to the pending acquisitions and the Up-C Collapse.

(5)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(6)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses and the change in Tax receivable agreement liability, at the effective tax rates for each period.

(7)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the historical purchases of Holdings Units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Diluted weighted average Participating Common Stock outstanding	171,438,105	139,647,845	159,643,228	138,319,794
Assumed pro forma conversion of Class D shares (1)	1,828,562,126	1,848,879,483	1,838,664,679	1,848,879,483
Adjusted diluted weighted average shares outstanding	2,000,000,231	1,988,527,328	1,998,307,907	1,987,199,277

Adjusted net income	$75	$121	$155	$205
Adjusted diluted earnings per share	$0.04	$0.06	$0.08	$0.10

(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common shares to Class A common shares. For the three and six months ended June 30, 2025 and 2024, Class D common shares were anti-dilutive and are excluded in the Diluted weighted average Class A common shares outstanding in the table above. Class D common shares were exchanged and retired on June 30, 2025, the date the Up-C Collapse was effectuated.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net income (loss)	$34	$178	$(178)	$469
Interest and amortization expense on non-funding debt (1)	45	38	84	77
(Benefit from) provision for income taxes	(10)	14	(20)	22
Depreciation and amortization	28	28	54	55
Share-based compensation expense	52	39	92	70
Change in fair value of MSRs due to valuation assumptions (net of hedges) (2)	(20)	(73)	239	(293)
Acquisition-related expenses (1)(3)	35	—	63	—
Change in Tax receivable agreement liability (4)	8	—	8	—
Adjusted EBITDA	$172	$225	$341	$399

(1)    Debt financing fees related to the Bridge Facility are a non-recurring acquisition related expense impacting the 2025 periods, and therefore excluded from Interest and amortization expense on non-funding debt, and included as Acquisition-related expenses.

(2)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, gains or losses on sales of MSRs during the period and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(3)    Includes non-recurring expenses related to the pending acquisitions and the Up-C Collapse.

(4)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted net income” as tax-effected net income (loss) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses, the change in Tax receivable agreement liability and the tax effects of those adjustments as applicable. We define “Adjusted diluted earnings (loss) per share” as Adjusted net income divided by the adjusted diluted weighted average shares outstanding which includes diluted weighted average Participating Common Stock and the assumed pro forma exchange and conversion of Class D common stock outstanding for the applicable period presented. We define “Adjusted EBITDA” as net income (loss) before interest and amortization expense on non-funding debt, (benefit from) provision for income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses and the change in Tax receivable agreement liability.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including discount rates and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude gains or losses on sales of MSRs during the period and effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net (loss) income attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

As of June 30, 2025, the effective date of the Up-C Collapse, the Company applies the two-class method for calculating and presenting earnings per share by separately presenting earnings per share for Class A common stock and Class L common stock ("Participating Common Stock").

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts, including statements regarding the the Mr. Cooper acquisition, are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform including mortgage, real estate and personal finance businesses: Rocket Mortgage, Redfin, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans.

With insights from more than 65 million calls with clients each year, 14 petabytes of data and a mission to Help Everyone Home, Rocket Companies is well positioned to be the destination for AI-fueled home ownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 23 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035